Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Penns Woods Bancorp, Inc. on Form S-8 of our report dated February 13, 2004 appearing in the Annual Report on Form10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2003.

/s/S.R. Snodgrass, A.C.

Wexford, PA
March 11, 2004